EXHIBIT 4.1

[LOGO]                           TALK.com Inc.                            [LOGO]
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                                                    CUSIP 874264 10 4
COMMON STOCK                                 SEE REVERSE FOR CERTAIN DEFINITIONS
This certifies that

                                [GRAPHIC OMITTED]

is the owner of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE,OF
                                 TALK.COM INC.

(the "Corporation"), a Delaware corporation. The Shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                              Sealed

         /s/ Aloysius T. Lawn, IV               /s/ Gabriel Battista
         ------------------------------     -------------------------------
             Aloysius T. Lawn, IV                   Gabriel Battista
                  Secretary                 Chairman and Chief Executive Officer

                                 TALK.COM INC.



     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, limitations and relative, participating, optional or other special rights of the shares of each class authorized to be issued, the qualifications, limitations and restrictions of such preferences and rights, the variations in the relative rights and preferences between shares of any series of any authorized preferred class so far as they have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series of any such preferred class.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between TALK.COM INC. (the
"Company") and FIRST CITY TRANSFER COMPANY (the "Rights Agent") dated as of August 19, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Aquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common        UNIF GIFT MIN ACT-..........Custodian...........
                                                          (Cust)            (Minor)

TEN ENT - as tenants by the entireties                   under Uniform Gifts to Minors

JT TEN - as joint tenants with right                     Act..........................
         of survivorship and not as                                (State)
         tenants in common


    Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, assign and transer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
___________________________________________

___________________________________________


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated______________________

                           _____________________________________________________
                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.